UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.   )

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Mondelēz International, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This proxy statement supplement, dated April 24, 2018 (the “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) of Mondelēz International, Inc., which we filed with the Securities and Exchange Commission on April 2, 2018, relating to our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 16, 2018. We are providing this Supplement solely to correct an inadvertent typographical error in the shareholder proposal requesting that our Board of Directors create a committee to prepare a report regarding the impact of plant closures on communities and alternatives to help mitigate the effects, which we included in the Proxy Statement as Item 5.

We have made no other changes to the Proxy Statement or the matters to be considered by our shareholders at the Annual Meeting. All other items of the Proxy Statement are incorporated herein by reference without change. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so. Capitalized terms used but not otherwise defined in this Supplement have the meanings assigned to those terms in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Supplemental Disclosure Concerning the Shareholder Proposal

On page 90 of the Proxy Statement, in the text of the proposed shareholder resolution, the reference to “2018 annual meeting of shareholders” is replaced with “2019 annual meeting of shareholders.” The correct text for the proposed resolution is provided below and replaces the original text in the Proxy Statement in its entirety.

RESOLVED: Shareholders of Mondelēz International, Inc. (“Mondelēz”), hereby request that the Board of Directors create a committee, with members drawn from representatives of the employee work force and the management of Mondelēz, to prepare a report regarding the impact on communities from the closure of Mondelēz manufacturing facilities and alternatives that can be developed to help mitigate the impact of such closures in the future. The report shall be prepared at reasonable cost and omit proprietary information, and shall be made available on the Mondelēz website no later than the 2019 annual meeting of shareholders.